Exhibit 10.1

NELNET, INC.
DIRECTORS STOCK COMPENSATION PLAN
(as amended and restated as of May 18, 2023)
1.PURPOSES.
The purposes of this Nelnet, Inc. Directors Stock Compensation Plan are to advance the interests of Nelnet, Inc. and its shareholders by providing a means to attract, retain, and motivate members of the Board of Directors of Nelnet, Inc. upon whose judgment, initiative, and efforts the continued success, growth, and development of Nelnet, Inc. is dependent.
2.DEFINITIONS.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)"Board" means the Board of Directors of the Company.

(b)"Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.
(c)"Company" means Nelnet, Inc., a corporation organized under the laws of Nebraska, or any successor corporation.
(d)"Director" means a member of the Board.
(e)"Fair Market Value" means, with respect to Shares on any day, the following:
(i)If the Shares are at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question on the stock exchange which is the primary market for the Shares, as such price is officially quoted on such exchange. If there is no reported sale of Shares on such exchange on such date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists; and
(ii)If the Shares are not at the time listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, the Fair Market Value shall be the closing selling price per share of Shares on the day preceding the date in question, as such price is reported by the National Association of Securities Dealers through the NASDAQ National Market System or any successor system. If there is no reported closing selling price for Shares on such date, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.
(f)"Participant" means a Director who has elected to receive Shares or defer compensation under the Plan.
(g)"Plan" means this Nelnet, Inc. Directors Stock Compensation Plan, as amended from time to time.
(h)"Plan Year" means the calendar year.
(i)"Shares" means Class A Common Stock, $.01 par value per share, of the Company.
3.     ADMINISTRATION.
The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have full and exclusive authority to interpret the Plan, to make all determinations with respect to the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the implementation and administration of the Plan. The Board's interpretation and construction of the Plan shall be conclusive and binding on all persons.

4.    SHARES SUBJECT TO THE PLAN AND ANNUAL PER-DIRECTOR SHARE AWARD LIMIT.
(a)Subject to adjustment as provided in Section 6(g), the total number of Shares reserved for issuance under the Plan shall be 700,000.
(b)Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions.
(c)The maximum aggregate grant date fair value, as computed in accordance with U.S. generally accepted accounting principles, of Shares awarded to any single Director hereunder during any single calendar year (including Shares which the Director may elect to defer delivery of pursuant to Section 6), taken together with any cash fees paid during the calendar year to the Director in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committee of the Board), shall not exceed $500,000.
5.     SHARE ELECTION.
(a)     Each Director may make an election in writing on or prior to each December 31 to receive the Director's annual retainer fees payable in the following Plan Year in the form of Shares instead of cash. Unless the Director makes a deferral election pursuant to Section 6 below, any Shares elected shall be payable at the time cash retainer fees are otherwise payable. The number of Shares distributed shall be equal to the amount of the annual retainer fee otherwise payable on such payment date divided by 85% of the Fair Market Value of a Share on such payment date. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make an election under this Section 5 within thirty (30) days of such election or appointment to the Board in respect of annual retainer fees payable after the date of the election. Any election made under this Section 5 shall remain in effect unless and until a new election is made in accordance with the provisions of this Plan.
(b)    Notwithstanding any provision of this Plan to the contrary, no elections will be available to any Director under Sections 5(a) or 6 with respect to the Director's annual retainer fee payable for calendar year 2004. The annual retainer fee for each Director for calendar year 2004 shall be paid as soon as practicable following the consummation of the Company's initial public offering and registration of the Shares issuable hereunder, and such annual retainer fee shall be paid in the form of Shares, the number of which shall be determined by dividing the amount of the annual retainer fee by 85% of the price paid per Share by the initial purchasers in the Company's initial public offering.
6.     DEFERRAL ELECTION.
(a)A Director who has elected to receive Shares pursuant to Section 5 above may make an irrevocable election on or before the December 31 immediately preceding the beginning of a Plan Year of the Company, by written notice to the Company, to defer delivery of all or a designated percentage of the Shares otherwise payable as his or her annual retainer for service as a Director for the Plan Year. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make an election under this Section 6(a) within thirty (30) days of such election or appointment to the Board in respect of annual retainer fees payable after the date of the election.
(b)Deferrals of Shares hereunder shall be reaffirmed by each director on an annual basis and shall continue until the Director notifies the Company in writing, on or prior to the December 31 immediately preceding the commencement of any Plan Year, which he or she wishes to change his or her election hereunder.
(c)All shares which a Director elects to defer pursuant to this Section 6 shall be credited in the form of share units to a bookkeeping account maintained by the Company in the name of the Director. Each such unit shall represent the right to receive one Share at the time determined pursuant to the terms of the Plan.
(d)As of each date on which a cash dividend is paid on Shares, there shall be credited to each account that number of units determined by:
(i)multiplying the amount of such dividend per Share by the number of units in such account; and

(ii)dividing the total so determined by the Fair Market Value of a Share on the date of payment of such cash dividend. The additions to a Director's account pursuant to this Section 6(d) shall continue until the Director's account is fully paid.
(e)The account of a Director shall be distributed (in the form of one Share for each Share unit) either (x) in a lump sum promptly after the time of termination of the Director's service on the Board or (y) in up to five annual installments commencing promptly after the time of termination of the director's service on the Board, as elected by the Director (with distributions in any case to comply with the timing requirements of Section 409A of the Code). Each Director's distribution election must be made in writing within the later of (A) 60 days after the Effective Date of this Plan, or (B) thirty (30) days after the Director first becomes eligible to participate in the Plan; provided, however, that a Director may make a new distribution election with respect to the entire portion of his or her account subject to this Section 6(e) so long as such election is made at least one year in advance of the Director's termination of service on the Board and provided further, that following such new election, no distribution may occur hereunder until the fifth anniversary following the date such payment would otherwise have been made. In the case of an account distributed in installments, the amount of Shares distributed in each installment shall be equal to the number of Share units in the Director's account subject to such installment distribution at the time of the distribution divided by the number of installments remaining to be paid. Notwithstanding any election made by a Director, in the event of such Director’s death, such Director’s beneficiary (or if no beneficiary has been designated, to such Director’s estate) may elect to have the account of such Director distributed in a lump sum to such beneficiary or such Director's estate, as applicable, promptly after such Director’s death, provided that such beneficiary or the legal representative of such Director’s estate, as applicable, notifies the Company within 60 days following such Director’s death.
(f)The right of a Director to amounts described under this Section 6 shall not be subject to assignment or other disposition by him or her other than by will or the laws of descent and distribution. In the event that, notwithstanding this provision, a Director makes a prohibited disposition, the Company may disregard the same and discharge its obligation hereunder by making payment or delivery as though no such disposition had been made.
(g)Adjustments. In the event that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or Share exchange, or other such change, affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of Shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the proportionate interest of the Directors and preserve the value of the Directors' Share units, (i) there shall automatically be substituted for each Share unit a new unit representing the number and kind of Shares, other securities or other consideration into which each outstanding Share shall be changed, and (ii) the number and kind of shares available for issuance under the Plan shall be equitably adjusted in order to take into account such transaction or other change. The substituted units shall be subject to the same terms and conditions as the original Share units.
7.    GENERAL PROVISIONS.
(a)Compliance with Legal and Trading Requirements. The Plan shall be subject to all applicable laws, rules, and regulations, including, but not limited to, U.S. federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under the Plan until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any U.S. federal or state law, rule, or regulation or under laws, rules, or regulations of other jurisdictions as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under U.S. federal or state law or under the laws of other jurisdictions.
(b)No Right to Continued Service. Neither the Plan nor any action taken thereunder shall be construed as giving any Director the right to be retained in the service of the Company or any of its subsidiaries or affiliates, nor shall it interfere in any way with the right of the Company or any of its subsidiaries or affiliates to terminate any Director's service at any time.

(c)Taxes. The Company is authorized to withhold from any Shares delivered under this Plan any amounts of withholding and other taxes due in connection therewith, and to take such other action as the Company may deem advisable to enable the Company and a Participant to satisfy obligations for the payment of any withholding taxes and other tax obligations relating thereto. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.
(d)Section 409A of the Code. Awards under the Plan are intended to be exempt from or comply with the requirements with respect to deferred compensation under Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan and each award thereunder shall be interpreted and administered in accordance with that intent. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, if at the time of a Participant’s termination of service such Participant is considered to be a “specified employee” with respect to the Company under Section 409A of the Code, amounts that would otherwise be payable pursuant to the Plan to such Participant during the six-month period immediately following such Participant’s termination of service shall instead be paid promptly after the expiration of such six-month period (or such Participant’s death, if earlier), and in any case in compliance with the timing requirements of Section 409A of the Code. The Company cannot and does not guarantee that this Plan or any award thereunder complies fully with and meets all of the requirements of Section 409A of the Code or an exemption therefrom, and nothing in the Plan or any award will be construed to impose on either the Company or the Board any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Board will have any liability to any Participant for such tax or penalty.
(e)Amendment. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders if such shareholder approval is required by any U.S. federal law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any award theretofore granted to him or her or compensation previously deferred by him or her hereunder.
(f)Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to a deferral election, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Company otherwise determines with the consent of each affected Participant.
(g)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, and such arrangements may be either applicable generally or only in specific cases.
(h)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The number of Shares to be issued or delivered shall be rounded to the nearest whole Share in lieu of such fractional Shares.
(i)Governing Law. The validity, construction, and effect of the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws thereof.
(j)Effective Date; Plan Termination. The Plan as previously amended and restated became effective as of October 21, 2003 (the "Effective Date"). The Plan shall terminate as to future awards, at such time as no Shares remain available for issuance pursuant to Section 4, and the Company has no further obligations with respect to any compensation deferred under the Plan.
(k)Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.